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Exhibit 5.1

October 26, 2006

Board of Directors
Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918

Gentlemen:

        We are acting as counsel to Regal Entertainment Group, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering (the "Offering") of up to 8,228,328 shares of the Company's Class A common stock, par value $0.001 per share, all of which shares (the "Shares") are being registered for resale by OCM Principal Opportunities Fund II, L.P. (the "Selling Stockholder"). The Shares to be sold in the Offering are up to 8,228,328 shares of Class B common stock of the Company, par value $0.001 per share (the "Class B Shares") which will automatically convert into the Shares upon their sale to Credit Suisse Securities (USA) LLC (the "Underwriter") in the Offering (the "Conversion").

        This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement.

  2.
  The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on October 24, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

  3.
  The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

  4.
  The proposed form of Underwriting Agreement among the Company, the Underwriter and the Selling Stockholder, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

  5.
  Resolutions of the Board of Directors of the Company adopted by unanimous written consent on October 26, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the sale of the Shares by the Selling Stockholder to the Underwriter and arrangements in connection therewith.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that upon the sale of the Class B Shares by the Selling Stockholder to the Underwriter pursuant to the Underwriting Agreement and subsequent Conversion, the Shares issued upon the Conversion will be validly issued, fully paid and nonassessable.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.

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  Exhibit 5.1